Exhibit 5.1

[Letterhead of Morgan, Lewis & Bockius LLP]

January 4, 2005

Verticalnet, Inc.

400 Chester Field Parkway

Malvern, PA 19355

RE:	Verticalnet, Inc. Registration Statement on Form S-3 (Registration No. 333-121501)

Ladies and Gentlemen:

We have acted as counsel to Verticalnet, Inc., a Pennsylvania corporation (the “Company”), in connection with the filing of the referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the proposed offering and sale of up to 10,908,945 shares of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), including 8,549,151 shares of Common Stock currently outstanding and held by the selling shareholders identified in the prospectus included in the Registration Statement (the “Issued Shares”), and 2,359,794 shares of Common Stock issuable upon the exercise of warrants (the “Warrant Shares”) held by the warrant holders identified in the prospectus included in the Registration Statement.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Articles of Incorporation and Bylaws of the Company, each as amended to date, resolutions adopted by the board of directors of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Issued Shares have been duly authorized and validly issued, and are fully paid and non-assessable, and that the Warrant Shares are duly authorized and, when issued in accordance with the terms of the underlying warrants, will be validly issued, fully paid and non-assessable.

Vericalnet, Inc.

January 4, 2005

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP